UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On March 7, 2024, Global Water Resources, Inc. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). Due to an inadvertent omission, the consent of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, dated March 6, 2024 and filed as Exhibit 23.1 to the Form 10-K (the “Original Consent”), did not include references to the Company’s Registration Statement No. 333-219802 on Form S-3 and Registration Statement Nos. 333-238092, 333-226924 and 333-217554 on Form S-8. A consent of Deloitte & Touche LLP, dated May 22, 2024 (the “Additional Consent”) including these previously omitted Registration Statement references, is attached as Exhibit 23.1 to this Current Report on Form 8-K and is hereby filed with the SEC. The Additional Consent does not change any previously reported financial results or other disclosure contained in the Form 10-K and is in addition to the Original Consent filed with the Form 10-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: May 22, 2024	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer